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                                   Exhibit 5.1




                                 July 18, 1997



Ugly Duckling Corporation
2525 E. Camelback Road, Suite 1150
Phoenix, Arizona 85016

Ladies and Gentlemen:

         Reference is made to (a) your proposed offering of up to $200,000,000 of your securities (the "Debt Securities"), as contemplated by the prospectus contained in the Registration Statement (the "Registration Statement") on Form S-3 to be filed by you on July 18, 1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), which Debt Securities include either senior Debt Securities to be issued pursuant to the Indenture filed as Exhibit 4.1 to the Registration Statement (the "Senior Debt Indenture"), or subordinated Debt Securities to be issued pursuant to the Indenture filed as Exhibit 4.2 to the Registration Statement (the "Subordinated Debt Indenture" and, together with the Senior Debt Indenture, an "Indenture"), or any combination thereof, to be registered pursuant to the Registration Statement, and (b) any registration statement registering additional Debt Securities pursuant to Rule 462(b) of the Act that relates to the Registration Statement (the "Rule 462(b) Registration Statement").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by your officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.

         Based on the foregoing, it is our opinion that when the following events shall have occurred:

         (i) the Registration Statement, and the Rule 462(b) Registration Statement, if applicable, shall have become effective under the Act;

         (ii) the due authorization, execution, and delivery of the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable, pursuant to which the Debt Securities are to be issued and the qualification of such Indenture under the Trust Indenture Act of 1939, as amended;

         (iii) the due execution, registration, and delivery of the certificate or certificates evidencing the Debt Securities in accordance with the applicable Indenture; and
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Ugly Duckling Corporation
July 18, 1997
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         (iv) the Debt Securities have been established, issued, and sold, and the purchase price has been received therefor, in the manner specified in the Registration Statement and the exhibits thereto, in accordance with corporate and governmental authorities, and not in violation of any applicable law, agreement, or instrument; then the Debt Securities will be validly issued and will constitute legal, valid, and binding obligations of you except as the same may be limited by (a) the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally, (b) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law), and (c) the qualification that certain waivers, procedures, remedies, and other provisions of the Debt Securities may be unenforceable under or limited by the law of the State of Arizona, however, such law does not in our opinion substantially prevent the practical realization of the benefits thereof. For purposes of this opinion, we have assumed that the laws of the state governing the Indentures are substantially the same as the laws of the state of Arizona.

         You have informed us that you intend to issue the Debt Securities from time to time on a delayed or continuous basis. Accordingly, this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Debt Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the applicable Prospectus Supplement and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities.

         Consent is hereby given to the use of this opinion as part of the Registration Statement, and the Rule 462(b) Registration Statement, if applicable, and to the use of our name wherever it appears in said Registration Statement, the related prospectus, and the Rule 462(b) Registration Statement, if applicable.

                                                     Very truly yours,

                                                     Snell & Wilmer L.L.P.